Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198725 and No. 333-146378) and Form S-3 (No. 333-212540 and No. 333-209243) of lululemon athletica inc. of our report dated March 26, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia, Canada
March 26, 2018